UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report: May 12, 2017
Date of earliest event reported: May 11, 2017
Hooper Holmes, Inc.
(Exact name of registrant as specified in its charter)

New York	001-09972	22-1659359
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

560 N. Rogers Road, Olathe, KS	66062
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (913) 764-1045

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.
Amended and Restated Credit Agreement
On May 11, 2017, in connection with the closing of the Merger (as defined below), Hooper Holmes, Inc., a New York corporation (the “Company”) entered into an Amended and Restated Credit Agreement (the “A&R Credit Agreement”) with SWK Funding LLC (“SWK”), the Company’s current term lender, and the other parties thereto. The A&R Credit Agreement increases the Company’s term loan balance from $3.7 million to $6.5 million (the “Term Loan”), with an interest rate currently equal to LIBOR plus 12.5%, which is a reduction of 150 basis points from the Company’s current term facility. The A&R Credit Agreement also includes a $2.0 million seasonal revolving credit facility (the “Seasonal Facility”), which is guaranteed by Century Focused Fund III, LP (“Century”).
The A&R Credit Agreement has a term of four (4) years, expiring on May 11, 2021. The Company is obligated to make quarterly revenue-based payments beginning in the third quarter of 2017, which will apply toward accrued but unpaid interest and other fees, costs and expenses as set forth in the A&R Credit Agreement.  Principal repayments will start in the first quarter of 2019.
In connection with the A&R Credit Agreement, the Company paid to SWK a $97,500 origination fee. The Company is obligated to pay an exit fee and an unused line fee as described in the A&R Credit Agreement.
The A&R Credit Agreement contains customary representations and warranties and various affirmative and negative covenants including minimum aggregate revenue, EBITDA, and consolidated unencumbered liquid assets requirements. In connection with the execution of the A&R Credit Agreement, SWK has waived the Company’s non-compliance with certain covenants under the prior term loan agreement with respect to the period ended March 31, 2017. The revised covenants set forth in the A&R Credit Agreement supersede the covenants set forth in the prior term loan agreement between the Company and SWK.
Borrowings under the A&R Credit Agreement are secured by a security interest in all existing and after-acquired property of the Company and its subsidiaries, including Provant Health Solutions, LLC (the Company’s newly acquired subsidiary pursuant to the Merger), including, but not limited to, its receivables (which are subject to a lockbox account arrangement), inventory and equipment.
The preceding summary does not purport to be complete and is qualified in its entirety by reference to the A&R Credit Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and which is incorporated herein by reference.
SWK Second Amended and Restated Closing Date Warrant
On May 11, 2017, in connection with the execution of the A&R Credit Agreement, the Company issued to SWK a Second Amended and Restated Closing Date Warrant (the “A&R Warrant”) to replace its existing warrant to purchase 543,479 shares of the Company’s common stock, par value $0.04 per share (“Common Stock”). Upon exercise of the A&R Warrant, the Company is obligated to issue to SWK a number of shares of Common Stock equal to 543,479 plus (a) 10% of the Term Loan balance divided by (b) 105% of the average price at which the SWK Requirement Shares (as defined below) are issued (the “A&R Warrant Shares”). By way of example, if the balance of the Term Loan were $6.5 million and the SWK Requirement Shares were issued at an average price of $0.80 per share, making the strike price for these warrants $0.84 per share and the number of A&R Warrant Shares to be issued would be 773,810 in relation to the Term Loan plus the existing 543,479 for a total of 1,317,289.

The A&R Warrant is being issued by the Company in reliance on an exemption from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 thereunder.
The preceding summary does not purport to be complete and is qualified in its entirety by reference to the A&R Warrant, which is filed as Exhibit 4.1 to this Current Report on Form 8-K and which is incorporated herein by reference.
Century Guaranty
On May 11, 2017, in exchange for Century’s guarantee of the Seasonal Facility pursuant to a Limited Guaranty Agreement dated May 11, 2017, among Century, SWK and the Company (the “Century Guaranty”), the Company issued to WH-HH Blocker, Inc., a subsidiary of Century (“WH-HH Blocker”), a Common Stock Purchase Warrant to purchase 326,052 shares of Common Stock, with a strike price of $0.6134 per share (the “10% Warrant”). If the guarantee is called, the Company would issue to WH-HH Blocker an additional Common Stock Purchase Warrant to purchase 2,934,468 shares of Common Stock, with a strike price of $0.6134 per share (the “90% Contingent Warrant”). The 10% Warrant and the 90% Contingent Warrant will be exercisable for seven years and will each have a strike price equal to the average trading price used to determine the number of shares subject to such warrant. The 10% Warrant will not be exercisable during the first year after closing of the Merger.
The 10% Warrant is being issued by the Company in reliance on an exemption from registration pursuant to Section 4(a)(2) of the Securities Act, and Rule 506 thereunder.
Pursuant to a Credit Agreement Side Letter between the Company and Century executed on May 11, 2017 (the “Side Letter”), the Company is also obligated, if it fails to pay the amount outstanding under the Seasonal Facility by November 1 each year, to pay interest to Century at an annual rate of 25% on the outstanding balance from November 1 until the outstanding balance under the Seasonal Facility is paid in full to SWK.
The preceding summary does not purport to be complete and is qualified in its entirety by reference to the Century Guaranty, the 10% Warrant and the Side Letter, which are attached as Exhibits 10.2, 4.2 and 10.3 to this Current Report on Form 8-K and which are incorporated herein by reference.
Omnibus Joinder to Loan Documents and Third Amendment to Credit and Security Agreement
On May 11, 2017, in connection with the closing of the Merger, the Company entered into an Omnibus Joinder to Loan Documents and Third Amendment to Credit and Security Agreement (the “Third Amendment”), with SCM Specialty Finance Opportunities Fund, L.P. (“SCM”), the Company’s current revolving credit facility lender, and the other parties thereto. The Third Amendment amends the terms and conditions of that certain Credit and Security Agreement, dated as of April 29, 2016, as previously amended on August 15, 2016 and November 15, 2016 (as amended, the “Credit and Security Agreement”), by expanding the Company's revolving credit facility with SCM from $7.0 million to $10.0 million with an accordion to $15.0 million during high-volume months.
In connection with the execution of the Third Amendment, SCM has waived the Company’s non-compliance with certain covenants under the Credit and Security Agreement with respect to the period ended March 31, 2017. The revised covenants set forth in the Third Amendment supersede the covenants set forth in the Credit and Security Agreement as described in the Third Amendment. Except as amended by the Third Amendment, the terms of the Credit and Security remain in full force and effect, including customary representations and warranties and various affirmative and negative covenants.

The preceding summary does not purport to be complete and is qualified in its entirety by reference to the Omnibus Joinder to Loan Documents and Third Amendment to Credit and Security Agreement dated May 11, 2017, among the Company, SCM and the other parties thereto, which is filed as Exhibit 10.4 to this Current Report on Form 8-K and which is incorporated herein by reference.
Securities Purchase Agreement and Common Stock Purchase Warrant
As disclosed in a Current Report on Form 8-K filed on March 8, 2017, as a condition to increasing its term loan financing to the Company at closing of the Merger, SWK is requiring the Company to raise $3.5 million by issuing new shares of Common Stock (the “SWK Equity Requirement Shares”) in exchange for cash within 90 days following closing of the Merger. As previously reported, the Company issued $1.37 million of the SWK Equity Requirement Shares in a private offering.
On May 11, 2017, the Company issued an additional $1.85 million of the SWK Equity Requirement Shares to WH-HH Holdings, LLC, an affiliate of Century (“WH-HH Holdings”), and Ronald Aprahamian, chair of the Company’s board of directors, at a purchase price of $0.80 per share of Common Stock plus one-half warrant per share of Common Stock with a strike price of $1.35 per warrant share. The Securities Purchase Agreements (the “Securities Purchase Agreements”) and Common Stock Purchase Warrants (the “Common Stock Purchase Warrant”) for these issuances are attached to this report.
These shares and warrants are being issued by the Company in reliance on an exemption from registration pursuant to Section 4(a)(2) of the Securities Act and Rule 506 thereunder.
Each Common Stock Purchase Warrant is exercisable beginning six (6) months after the date of issuance and ending on the fourth anniversary of the date of issuance. Each Common Stock Purchase Warrant provides that the Company can call the warrants if the closing price of its Common Stock equals or exceeds $2.70 per share for ten consecutive trading days with a minimum trading volume of 100,000 shares per day, subject to certain additional conditions set forth in the Common Stock Purchase Warrants. If the holder of a Common Stock Purchase Warrant voluntarily exercises the warrant and the Company files a registration statement for the resale of the shares, the holder must pay the exercise price in cash. In all other circumstances, the exercise price may be paid via the “cashless exercise” method set forth in the Common Stock Purchase Warrants.
Each Securities Purchase Agreement provides the purchaser with piggyback registration rights to register and sell shares acquired under the Securities Purchase Agreement if the Company were to undertake a registered securities offering on Form S-1 or S-3 prior to the time at which the purchasers’ shares may be resold under Rule 144 of the Securities Act. In addition, if the Company were to make another private or public offering of Common Stock, preferred securities, or securities convertible, exercisable, or exchangeable for Common Stock at a price per share lower than $0.80, the Securities Purchase Agreement would require the Company to issue additional shares of Common Stock to the purchaser in a number sufficient to cause the effective price per share paid by the purchaser in the offering to be equal to the new offering price. This “full ratchet” provision applies only to the shares, and not warrants, issued under the Securities Purchase Agreement and lasts for a period of 12 months following the date of the final closing under the private offering (which date could be extended in certain circumstances to a maximum of 36 months). The “full ratchet” provision is limited, however, to 2,175 shares of Common Stock per Unit (as such term is defined in the Stock Purchase Agreements).
Under the A&R Credit agreement, the Company must sell the remaining $280,000 of the SWK Equity Requirement Shares within 90 days after closing of the Merger.

The preceding summary does not purport to be complete and is qualified in its entirety by reference to the Securities Purchase Agreements and Common Stock Purchase Warrants, which are filed as Exhibits 10.5, 10.6, 4.3 and 4.4 to this Current Report on Form 8-K and which are incorporated herein by reference.
Voting and Standstill Agreement
On May 11, 2017, in connection with the closing of the Merger, the Company, Century and WH-HH Holdings entered into a Voting and Standstill Agreement (the “Voting and Standstill Agreement”), which provides that:

•
the Board of Directors of the Company will consist of seven (7) directors from the closing of the Merger until the earlier of (i) the annual meeting of the Company’s shareholders to be held in 2018, and (ii) June 30, 2018;

•	Century and WH-HH Holdings will have the right to nominate three directors of Hooper for election at the 2017 and 2018 annual meetings of Hooper’s shareholders;

•
the directors of Hooper in office immediately prior to closing of the Merger (except for Tom Watford) who continue in office after the Merger and any new directors nominated by such directors under the provisions of the Voting and Standstill Agreement (the “Continuing Directors”) will have the right to nominate three directors of the Company for election at the 2017 and 2018 annual meetings of the Company’s shareholders;

•
Century and WH-HH Holdings, on the one hand, and the Continuing Directors, on the other hand, will have the right to jointly nominate one director of the Company, who shall be Tom Watford unless he declines or fails to serve, for election at the 2017 and 2018 annual meetings of the Company’s shareholders;

•	the Company will include such nominees in its proxy statement for the 2017 and 2018 annual meetings of the Company’s shareholders;

•	Century and WH-HH Holdings will vote all shares of Common Stock that they own in favor of the foregoing nominees at the 2017 and 2018 annual meetings of the Company’s shareholders;

•
Century and WH-HH Holdings and their affiliates will not acquire any shares of the Common Stock, whether through open-market purchases, private purchases, or otherwise, except for acquisitions of newly issued shares of the Common Stock directly from the Company, that would cause Century or WH-HH Holdings or their affiliates to own more than fifty percent (50.0%) of the total number of shares of the Common Stock then outstanding until the earlier of the (i) the annual meeting of the Company’s shareholders to be held in 2019, and (ii) June 30, 2019; and

•
Century and WH-HH Holdings will not take any action to prevent the Company from raising any new equity from investors other than Century or WH-HH Holdings if the Company’s board of directors so desires until the earlier of the (i) the annual meeting of the Company’s shareholders to be held in 2019, and (ii) June 30, 2019; provided, however, that Century and WH-HH Holdings and their affiliates will have the opportunity to purchase its pro rata portion of such offering on the same terms and conditions of such offering.

The preceding summary does not purport to be complete and is qualified in its entirety by reference to the Voting and Standstill Agreement which is filed as Exhibit 10.7 to this Current Report on Form 8-K and which is incorporated herein by reference.

Item 2.01.    Completion of Acquisition or Disposition of Assets.
Closing of the Merger
As disclosed in a Current Report on Form 8-K filed on March 8, 2017, the Company, Piper Merger Corp., a New York corporation and a wholly-owned subsidiary of the Company (“Merger Sub”), Provant Health Solutions, LLC, a Rhode Island limited liability company (“Provant”) and Wellness Holdings, LLC, a Delaware limited liability company entered into an Agreement and Plan of Merger dated March 7, 2017, as amended by the Waiver and Consent dated as of April 19, 2017 (as amended, the “Merger Agreement”). On May 11, 2017, pursuant to the terms of the Merger Agreement, Merger Sub was merged with and into Provant, with Provant becoming a wholly-owned subsidiary of the Company and the surviving corporation of the merger (the “Merger”).
Under the terms of the Merger Agreement, the Company issued 10,448,849 shares of Common Stock to WH-HH Holdings and certain other former Provant equity holders as Merger consideration. Immediately after the Merger, there were approximately 25.5 million shares of Common Stock outstanding. Immediately after the Merger, WH-HH Holdings owned approximately 49% of the outstanding Common Stock, with the Company’s shareholders immediately prior to the Merger, owning approximately 51% of the outstanding Common Stock. The issuance of the shares of Common Stock to WH-HH Holdings and certain other former Provant equity holders was completed as a private offering in reliance on an exemption from registration pursuant to Section 4(a)(2) of the Securities Act and Rule 506 thereunder.
Century invested $2.5 million in Provant prior to the Merger in the form of subordinated, convertible debt bearing interest at 8.25%. Immediately prior to closing of the Merger, approximately $400,000 of the balance of the note converted to equity in Provant. Subject to a net debt calculation in the Merger Agreement, which includes a post-closing true-up, the remaining approximately $2.1 million will remain outstanding as subordinated debt of Provant to Century pursuant to the Subordinated Promissory Note dated May 11, 2017 (the “Subordinated Promissory Note”).
The Company is obligated to issue 560,000 shares of Common Stock to Raymond James following the closing of the Merger.
The descriptions of the Merger, the Merger Agreement and the Subordinated Promissory Note included herein are not complete and are subject to and qualified in their entirety by reference to the Merger Agreement and the Subordinated Promissory Note, copies of which are attached as Exhibits 2.1, 2.2 and 10.8 hereto and are incorporated herein by reference.
Management and Governance
Following closing of the Merger, Henry Dubois and Steven Balthazor will continue to serve as Chief Executive Officer and Chief Financial Officer, respectively, of the Company. Provant’s Chief Executive Officer, Heather Provino, will serve as Chief Strategy Officer of the Company, and Mark Clermont, Provant’s President, will serve as President and Chief Operating Officer of the Company.
Effective at closing of the Merger, two of the Company’s directors, Mark Emkjer and Gus Halas, resigned their seats on the board and the board voted to increase the number of directors from six to seven. Pursuant to the terms of the Voting and Standstill Agreement, the board appointed Frank Bazos, Jim Foreman and Paul Daoust, nominees of WH-HH Holdings, to fill the vacancies. The newly appointed directors will serve along with continuing directors Ronald V. Aprahamian, Larry Ferguson, Henry E. Dubois and Thomas Watford.
The Company will have two major locations in Olathe, Kansas and East Greenwich, Rhode Island.

The Company’s shares of common stock are quoted on the OTCQX tier of the electronic quotation system operated by OTC Market under the symbol “HPHW”.
On May 12, 2017, the Company issued a press release announcing the completion of the Merger. A copy of the press release is attached hereto as Exhibit 99.2 and incorporated by reference herein.
Item 2.02     Results of Operations and Financial Condition.
On May 12, 2017, the Company issued a press release announcing its preliminary operating results and financial condition for the quarter ended March 31, 2017. A copy of the press release is attached hereto as Exhibit 99.2, which is incorporated herein by reference. The presentation discussed during the first quarter investor call on May 12, 2017, is attached as Exhibit 99.1, which is also incorporated herein by reference. The information furnished in this section of the Current Report on Form 8-K and Exhibits attached hereto shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.
Item 3.02.    Unregistered Sales of Equity Securities.
The disclosure set forth above under the headings “SWK Amended and Restated Closing Date Warrant”, “Century Guarantee” and “Securities Purchase Agreement and Common Stock Purchase Warrant” in Item 1.01 of this Current Report is hereby incorporated by reference into this Item 3.02. The disclosure regarding the issuance of shares of Common Stock in connection with the closing of the Merger set forth in Item 2.01 is hereby incorporated by reference into this Item 3.02.
Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Mark Clermont, age 50, Provant’s President, will serve as President and Chief Operating Officer of the Company. Mr. Clermont has been the President of Provant since 2015. Prior to becoming President of Provant in 2015, Mark served in multiple executive roles at UpToDate, Inc. a division of Wolters Kluwer, where he provided global strategic and transformative leadership that enabled the company to become the world-wide leader in point-of-care clinical decision support, serving most recently as Chief Financial Officer. Prior to joining UpToDate, Inc. in 2006, Mark held multiple financial leadership roles at Mercer Global Investments, a division of Marsh & McLennan Companies, PFPC, Inc. (now BNY Mellon), and First Data Corporation. Mark holds a Bachelor of Science degree in Business Administration from the D’Amore-McKim School of Business at Northeastern University in Boston, MA.
As described above under the heading “Management and Governance” in Item 2.01, Frank Bazos, Jim Foreman and Paul Daoust were appointed as directors on May 11, 2017. All three are expected to serve on the Company’s audit, compensation, and nominating and governance committees. The new directors will participate in the compensation awarded to all directors of the Company.
On May 11, 2017, the Company issued stock option awards under the 2011 Omnibus Employee Incentive Plan (the “2011 Plan”) to several executives, including Henry Dubois, CEO, and Steven Balthazor, CFO. In total, the awards provide options to purchase up to 2,075,000 shares of Common Stock at the closing price of the Common Stock on May 10, 2017. One half of each executive’s options vest in equal annual amounts over a period of four years. The other half of each executive’s options are performance based and vest based on the Company’s achievement of synergy goals following the closing of the Merger as set forth in the award agreements. All of awards are conditioned upon approval by the Company’s shareholders at the Company’s next annual meeting of an amendment to the 2011 Plan to increase the number of shares of Common Stock available for issuance under the plan.
The preceding summary does not purport to be complete and is qualified in its entirety by reference to the award agreements of Mr. Dubois and Mr. Balthazor attached as Exhibits 10.9 and 10.10 to this Current Report on Form 8-K and which are incorporated herein by reference.
Item 7.01.    Regulation FD Disclosure.
The Company hosted a conference call to discuss the closing of the Merger on May 12, 2017. The presentation used in the call is attached hereto as Exhibit 99.1 and incorporated herein by reference.
By filing the information in this Item 7.01 of this Current Report on Form 8-K, the Company makes no admission as to the materiality of any information in this report. The information contained herein is intended to be considered in the context of the Company’s filings with the SEC and other public announcements that the Company makes, by press release or otherwise, from time to time. The Company undertakes no duty or obligation to publicly update or revise the information contained in this report, although it may do so from time to time as its management believes is appropriate. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosure.
Item 8.01.    Other Events.
On May 12, 2017, the Company issued a press release announcing the closing of the Merger and the transactions related thereto. The Company’s press release is attached hereto as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference.
Item 9.01.     Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired
The audited financial statements of Provant as of December 31, 2016 and 2015, and for the years ended December 31, 2016 and 2015 are filed as Exhibit 99.3 to this Current Report on Form 8-K and are incorporated herein by reference.

(b)	Pro Forma Financial Information
The unaudited pro forma financial information as of December 31, 2016, and for the year ended December 31, 2016 is filed as Exhibit 99.4 to this Current Report on Form 8-K.

(d)	Exhibits

The following exhibits are furnished as part of this report:

Exhibit No.	Description of Exhibit
2.1
Agreement and Plan of Merger dated as of March 7, 2017, by and among Hooper Holmes, Inc., Piper Merger Corp., Provant Health Solutions, LLC and Wellness Holdings, LLC (incorporated by reference from the Company’s Current Report on Form 8-K, Exhibit 2.1, filed with the SEC on March 8, 2017).

2.2
Waiver and Consent dated as of April 19, 2017, by and among Hooper Holmes, Inc., Piper Merger Corp., Provant Health Solutions, LLC and Wellness Holdings, LLC (incorporated by reference from the Company’s Current Report on Form 8-K, Exhibit 2.1, filed with the SEC on April 20, 2017).

4.1	Second Amended and Restated Closing Date Warrant dated May 11, 2017, issued by Hooper Holmes, Inc. to SWK Funding LLC.
4.2	Common Stock Purchase Warrant dated May 11, 2017, issued by Hooper Holmes, Inc. to WH-HH Blocker, Inc.
4.3	Common Stock Purchase Warrant dated May 11, 2017, issued by Hooper Holmes, Inc. to WH-HH Holdings, LLC.
4.4	Common Stock Purchase Warrant dated May 9, 2017, issued by Hooper Holmes, Inc. to Ronald Aprahamian.
10.1	Amended and Restated Credit Agreement dated May 11, 2017, among Hooper Holmes, Inc., SWK Funding LLC and the other parties thereto.
10.2	Limited Guarantee Agreement dated May 11, 2017, among SWK Funding LLC, Century Focused Fund III, LP and Hooper Holmes, Inc.
10.3	Credit Agreement Side Letter dated May 11, 2017, between Hooper Holmes, Inc. and Century Focused Fund III, LP.
10.4
Omnibus Joinder to Loan Documents and Third Amendment to Credit and Security Agreement dated May 11, 2017, among Hooper Holmes, Inc., SCM Specialty Finance Opportunities Fund, L.P. and the other parties thereto.

10.5	Securities Purchase Agreement dated May 11, 2017, between Hooper Holmes, Inc. and WH-HH Holdings, LLC.
10.6	Securities Purchase Agreement dated May 9, 2017, between Hooper Holmes, Inc. and Ronald Aprahamian.
10.7	Voting and Standstill Agreement dated May 11, 2017, between Hooper Holmes, Inc. and Century Focused Fund III, LP (and joined by WH-HH Holdings, LLC).
10.8	Subordinated Promissory Note dated May 11, 2017, made by Provant Health Solutions, LLC in favor of Century Focused Fund III, LP.
10.9	Option Award Agreement dated May 11, 2017, between Hooper Holmes, Inc. and Henry Dubois.
10.10	Option Award Agreement dated May 11, 2017, between Hooper Holmes, Inc. and Steven Balthazor.
23.1	Consent of RSM US LLP.
99.1	Merger and Earnings Presentation dated May 12, 2017.
99.2	Press Release announcing closing of the Merger and related transactions and preliminary earnings dated May 12, 2017.
99.3	Audited financial statements of Provant Health Solutions, LLC as of December 31, 2016 and 2015, and for the years ended December 31, 2016 and 2015.
99.4	Unaudited pro forma financial information as of December 31, 2016, and for the year ended December 31, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOOPER HOLMES, INC.

Dated: May 12, 2017	By:	/s/ Steven Balthazor
Steven Balthazor, CFO